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                                                                      EXHIBIT 12

                        CIT GROUP INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                ($ IN MILLIONS)

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
                                                        FOR THE QUARTER ENDED   FOR THE QUARTER ENDED
                                                          DECEMBER 31, 2001       DECEMBER 31, 2000
                                                        ---------------------   ---------------------
                                                             (SUCCESSOR)            (PREDECESSOR)
Net income............................................          $239.1                  $160.1
Provision for income taxes............................           146.6                    97.4
                                                                ------                  ------
Earnings before provision for income taxes............           385.7                   257.5
                                                                ------                  ------
Fixed charges:
  Interest and debt expense on indebtedness...........           349.1                   652.2
  Minority interest in subsidiary trust holding solely
    debentures of the Company.........................             3.7                     4.8
  Interest factor-one third of rentals on real and
    personal properties...............................             4.0                     4.4
                                                                ------                  ------
Total fixed charges...................................           356.8                   661.4
                                                                ------                  ------
Total earnings before provision for income taxes and
  fixed charges.......................................          $742.5                  $918.9
                                                                ======                  ======
Ratios of earnings to fixed charges...................            2.08x                   1.39x
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